LeBoeuf, Lamb, Greene & MacRae LLP
                              125 West 55th Street
                             New York, NY 10019-5389
                                  (212)424-8000
                            Facsimile: (212) 424-8500


                                                   October 31, 2005


Tower Group, Inc.
120 Broadway, 14th Floor
New York, NY  10271

          Re:  Tower Group, Inc.
               -----------------

Ladies and Gentlemen:

     We have acted as special counsel to Tower Group, Inc., a company organized under the laws of Delaware (the "Company"), in connection with the Registration Statement on Form S-1 (File No. 333-127730), as amended (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 500,000 shares of the Company's common stock, par value $0.01 per share (the "Issued Stock"). This letter is being delivered to you pursuant to the requirements of item 601(b)(5) of Regulation S-K in connection with the Registration Statement.

     In connection with the opinions expressed below, we have examined (i) the Registration Statement and (ii) a form of stock certificate representing the Issued Stock. In addition, we have examined originals (or copies certified or otherwise identified to our satisfaction) of such other agreements, instruments, certificates, documents and records, and we have made such investigations of law, as we have deemed necessary or appropriate as a basis for the opinions expressed below.

     In such examination, we have assumed, without inquiry, the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinions, we have, when the relevant facts were not independently established, relied upon the aforesaid agreements, instruments, certificates, documents and records and upon statements, representations, certificates and covenants of officers and representatives of the Company and of public officials. We have assumed that such


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Tower Group, Inc.
October 31, 2005
Page 2 of 2


statements, representations, certificates and covenants are and will continue to be true and complete without regard to any qualification as to knowledge or belief.

     Based upon and subject to the foregoing, and subject to the further qualifications, assumptions and limitations stated below, we are of the opinion that the Issued Stock is validly issued, fully paid and non-assessable.

     The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement. In giving our consent, we do not thereby concede that we come within the category of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated thereunder.

                                      Very truly yours,

                                      /s/ LeBoeuf, Lamb, Greene & MacRae LLP